UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      August 31, 2004

NationsHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50348	061688360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 N.W. 8th Street, Suite 109, Sunrise, Florida		33325
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 903-5000

Millstream Acquisition Corporation
425 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087, (610) 293-2511

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As described in more detail in Item 2.01 below, on August 31, 2004, NationsHealth, Inc. (formerly known as Millstream Acquisition Corporation) (the “Corporation”) acquired all of the membership interests of NationsHealth Holdings, L.L.C. (“NationsHealth”), pursuant to the Merger Agreement (as defined below).  NationsHealth is based in Sunrise, Florida, and provides prescription discount services and direct home delivery of diabetes, respiratory and ostomy supplies reimbursable by Medicare under Part B of the Medicare Program to participants and other senior citizens.

In connection with Professional Claim Services, Inc.’s (d/b/a Wellpoint Pharmacy Management) (“Wellpoint”) receipt of Medicare endorsement of its discount prescription card, NationsHealth, through its wholly-owned subsidiary United States Pharmaceutical Group, LLC, and Wellpoint entered into a service agreement pursuant to which NationsHealth is acting as Wellpoint’s exclusive subcontractor for a number of the functions under the Medicare endorsed card program. NationsHealth’s responsibilities include, among other matters: determining Medicare eligibility of members; handling enrollment and disenrollment of members; handling fulfillment of enrollment cards; operating a call center to handle all customer service functions; and handling all direct-to-consumer television advertising for the program. Wellpoint’s responsibilities include, among other matters: establishing a network of pharmacy providers for the program; adjudicating claims of members with the pharmacy providers; developing and managing the program’s formulary; and negotiating rebates, discounts and other price concessions from drug manufacturers. Under the contract with Wellpoint, NationsHealth may, subject to applicable laws and restrictions imposed by employers, third party administrators, managed care companies and other clients under contract with Wellpoint, market and sell all of its available products and services, including pharmaceutical and other medical products, to Wellpoint’s clients’ enrollees, and Wellpoint agrees to make a commercially reasonable effort to present NationsHealth to its clients. Under the contract, each of Wellpoint and NationsHealth will earn service fees and the right to payments of other amounts, with the fees and payments varying depending upon the services and products provided. NationsHealth will be entitled to retain all or a substantial majority of the net revenues from the sale of diabetes, respiratory and ostomy products and specialty pharmaceuticals, while Wellpoint will generally retain all or substantially all of the net revenues from the sale of other drugs and medical supplies under the program. Absent an earlier termination of the contract for breach or elimination of the Medicare endorsed prescription drug discount card program, the term of NationsHealth’s contract with Wellpoint is through June 2007.

Effective October 1, 2003, NationsHealth, through its wholly-owned subsidiary United States Pharmaceutical Group, LLC, entered into a distribution agreement with Becton, Dickinson and Company (“BD”).  The agreement requires that BD supply NationsHealth with diabetes healthcare products and ancillary supplies for sale to Medicare eligible customers. The agreement expires December 31, 2006 and requires NationsHealth to make minimum annual purchase commitments.  Approximately 84% of NationsHealth’s purchase commitments have been undertaken under such distribution agreement.

NationsHealth established a revolving credit facility with CapitalSource Finance LLC in the principal amount of $10,000,000 pursuant to an agreement dated April 30, 2004, which was subsequently amended on June 29, 2004 and August 10, 2004.  Under the amended agreement, the available funding is limited by a borrowing base, which is comprised of a percentage of eligible accounts receivable and inventory, as defined, up to a maximum of $10,000,000, maturing on April 30, 2007.  Additional borrowings are available under an overadvance facility, with $1,250,000 available prior to July 31, 2004 and up to a $5,000,000 available commencing March 1, 2005, limited by a borrowing base formula relating to the NationsHealth’s earnings before interest, taxes, depreciation and amortization (EBITDA), as defined.  The revolving line bears interest at the higher of prime plus 2.5% or 4.0% and the overadvance facility bears interest at prime plus 4.5%, plus certain additional fees and charges, including an equity participation fee, as defined.  The line is secured by substantially all assets of NationsHealth and requires the maintenance of minimum EBITDA as defined, and fixed charge coverage ratios, as well as minimum monthly cash collections of accounts receivable and minimum available cash balances, as defined.  The August 10, 2004 amendment to the new revolving credit facility was made to lower the minimum EBITDA amounts required by the new revolving credit facility to account for NationsHealth’s actual and projected operating results.  Borrowings under the new revolving credit facility were used to repay the three outstanding loans from Mellon United National Bank and are available to provide additional working capital.  The initial overadvance of $1,250,000 was repaid by NationsHealth concurrently with the closing of the Acquisition.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 31, 2004, the Corporation acquired all of the membership interests of NationsHealth (the “Acquisition”).  The Acquisition was effected through the merger of N Merger L.L.C, a wholly-owned subsidiary of the Corporation, with and into NationsHealth (the “Merger”) pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 10, 2004, among the Corporation, N Merger L.L.C., and NationsHealth (the “Merger Agreement”).  As a result of the Merger, NationsHealth became a wholly-owned subsidiary of the Corporation and the Corporation (through its ownership of NationsHealth) owns all of NationsHealth’s assets. The purchase price paid to the three members of NationsHealth under the Merger Agreement for all of the membership interests of NationsHealth (the “Merger Consideration”) was as follows: $3 million in cash was paid to RGGPLS Holding, Inc. (“RGGPLS”); 14,142,235 shares of common stock, par value $0.0001 per share, of the Corporation (“Common Stock”) were issued to RGGPLS; 6,377,765 shares of Common Stock were issued to GRH Holdings, LLC (“GRH”); and 855,000 shares of Common Stock were issued to BD.  A copy of the Merger Agreement is filed as Exhibit 2.01 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Concurrently with the closing of the Acquisition, the Corporation issued the following shares of Common Stock as part of the Merger Consideration paid by the Corporation under the Merger Agreement described in Item 2.01 above:  14,142,235 shares of Common Stock were issued to RGGPLS; 6,377,765 shares of Common Stock were issued to GRH; and 855,000 shares of Common Stock were issued to BD.  These shares of Common Stock were sold by the Corporation in a private placement in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933 based on the fact that such securities were sold to RGGPLS, GRH, and BD, each of which meets the criteria of an “accredited investor” set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933.  Following the closing of the Acquisition, the Common Stock, as well as the warrants and units of the Corporation, began trading on the Small Cap Market of the Nasdaq Stock Market under the trading symbols “NHRX”, “NHRXW”, and “NHRXU”, respectively.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Concurrently with the closing of the Acquisition, the Corporation filed a Second Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware.  Such Restated

Certificate was adopted by a vote of the stockholders of the Corporation at a special meeting held on August 30, 2004.  The Restated Certificate omits certain voting and conversion rights of the holders of Common Stock, which were applicable during the period before the Corporation consummated the Acquisition.  A copy of the Restated Certificate as filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.03(a) to this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the closing of the Acquisition, the Corporation adopted Amended and Restated By-laws (the “Restated By-laws”).  A copy of the Restated By-laws as adopted by the Corporation is filed as Exhibit 3.03(b) to this Current Report on Form 8-K and is incorporated herein by reference.

The Restated Certificate and the Restated By-laws contain a number of provisions that may make it more difficult to acquire control of the Corporation.  These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by the Corporation’s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.  In addition, these provisions may adversely affect the prevailing market price of the common stock.  The modifications to the rights of the holders of Common Stock resulting from the adoption of the Restated Certificate and the Restated By-laws are described in more detail in the section entitled “Comparison of Stockholder Rights” on pages 130-138 of the definitive Proxy Statement of the Corporation filed by the Corporation with the Securities and Exchange Commission on August 13, 2004 pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Definitive Proxy Statement”), which section is incorporated herein by reference.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

Concurrently with the closing of the Acquisition, RGGPLS acquired control of the Corporation as a result of the Merger and the issuance to RGGPLS of 14,142,235 shares of Common Stock as partial consideration for RGGPLS’s membership interest in NationsHealth.  The 14,142,235 shares of Common Stock beneficially owned by RGGPLS represent approximately 54.08 % of the shares of Common Stock outstanding immediately following the consummation of the Merger.  In addition, the Corporation, RGGPLS, and GRH entered into a stockholders agreement described in more detail in Item 5.02 below pursuant to which GRH has agreed to vote certain of the shares of Common Stock issued to GRH as directed by RGGPLS.  Prior to the change of control, the shares of Common Stock were held by the public and the Corporation was not under the control of any one person or entity.

Because RGGPLS controls over 50% of the Corporation’s voting power, the Corporation is a “controlled company” within the rules and regulations of the Nasdaq Stock Market, the New York Stock Exchange and the American Stock Exchange.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Concurrently with the closing of the Acquisition, Dr. Heinz C. Schimmelbusch and Robert E. Keith, Jr. resigned as directors of the Corporation, Arthur Spector resigned as President and Chief Executive Officer of the Corporation, and Lynda Guinan resigned as Chief Financial Officer of the Corporation.

Concurrently with the closing of the Acquisition, the following individuals were appointed as officers and/or directors of the Corporation, as indicated in the table set forth below.

Name	Age	Position
Arthur Spector	63	Chairman of the Board
Glenn M. Parker, M.D	40	Director and Chief Executive Officer
Lewis Stone	44	Director, President and Chief Information Officer
Robert Gregg	39	Chief Operating Officer
Timothy Fairbanks	31	Director and Chief Financial Officer
Elliot F. Hahn, Ph.D	59	Director
Richard R. Howard	55	Director
George F. Raymond	67	Director
Don K. Rice	56	Director
Gary D. Small, D.P.M	40	Director
Raymond N. Steinman	40	Director
Michael D. Tabris	66	Director

Arthur Spector currently serves as the non-executive chairman of the board of directors of the Corporation.  Prior to the closing of the Acquisition, Mr. Spector had been the chairman of the board, chief executive officer and president of Millstream Acquisition Corporation since its inception in April 2003. Since 1997, Mr. Spector has served as managing director of the general partner and of the management company of Safeguard International Fund, L.P, an international private equity fund. Mr. Spector also serves as a director and officer of several portfolio companies of Safeguard International. From March 1995 to October 2002, Mr. Spector served as chairman of the board of Neoware Systems, Inc., a manufacturer of sophisticated computer appliances and related software, and from May 1996 until June 1997, he also served as its president and chief executive officer. Mr. Spector has also served as a director of Docucorp International, a public document automation company, since 1997. Mr. Spector has been a director of Metallurg Holdings, Inc. and Metallurg, Inc. since July 1998 and has been executive vice president of Metallurg Holdings since July 1998 and treasurer since August 2000. He was elected vice chairman of the board of Metallurg Holdings and Metallurg, Inc. in November 2002. Metallurg Holdings is a holding company of Metallurg, Inc., a company that produces and sells specialty metals, alloys and chemicals. From 1998 to 2002, Mr. Spector served as a director of USDATA Corporation. Mr. Spector received a B.S. from the Wharton School of Finance at the University of Pennsylvania and a J.D. from the University of Pennsylvania Law School. Arthur Spector’s term of office as a director of the Corporation will expire at the third annual meeting of the Corporation following the Merger.

Glenn M. Parker, M.D. currently serves as the chief executive officer of the Corporation.  Prior to the closing of the Acquisition, Dr. Parker had been chief executive officer and a preferred member representative of NationsHealth since its formation. From September 1996 to October 1998, Dr. Parker practiced as a physician at Sussman, Staller and Parker. In October 1998, he founded ParkStone Medical Info Systems, Inc., a healthcare technology company, with Lewis Stone, where he served as chief executive officer until June 2000. In July 2001, Dr. Parker founded US Pharmaceutical Group with Robert Gregg and Lewis Stone. Dr. Parker received a B.S. from the University of Florida in 1986 and an M.D. from the New York Medical College in 1993.

Dr. Parker is licensed as a medical doctor by the Florida Department of Health. Dr. Parker’s term of office as a director of the Corporation will expire at the third annual meeting of the Corporation following the Merger.

Lewis Stone currently serves as the president and chief information officer of the Corporation.  Prior to the closing of the Acquisition, Mr. Stone had been chief information officer and preferred member representative of NationsHealth since its formation. From 1982 to 1986, Mr. Stone consulted in Andersen Consulting’s Advanced Systems Group, reaching manager level. In 1987, Mr. Stone co-founded BrownStone Solutions, an enterprise software company, where he served as president and software architect until 1996. BrownStone Solutions was acquired by Platinum Technology, Inc, in 1995. From 1997 to 1998, Mr. Stone served as software consultant at Maxim Group, Inc., a consultancy firm. In October 1998, he founded ParkStone Medical Info Systems, Inc. with Dr. Parker, where he served as chief technology officer until June 2001. In July 2001, he founded United States Pharmaceutical Group with Dr. Parker and Mr. Gregg. Mr. Stone received a B.S. in Computer and Systems Engineering from Rensselaer Polytechnic Institute in 1982 and studied post-graduate coursework at Florida Atlantic University in 1997. Lewis Stone’s term of office as a director will expire at the second annual meeting of the Corporation following the Merger.

Robert Gregg currently serves as the chief operating officer of the Corporation.  Prior to the closing of the Acquisition, Mr. Gregg had been chief operating officer and a preferred member representative of NationsHealth since its formation. From November 1989 to July 2002, Mr. Gregg served as managing director of D.S. Wolf Group, L.L.C., an executive recruiting company. In July 2002 he became chief operating officer and director of US Pharmaceutical Group, and subsequently became chief operating officer and preferred member representative of NationsHealth. Mr. Gregg received his B.S. in business administration from the University of South Florida in 1987.

Timothy Fairbanks currently serves as the chief financial officer of the Corporation.  Prior to the closing of the Acquisition, Mr. Fairbanks had been head of finance at NationsHealth since November 2002. From 1996 to 1999, Mr. Fairbanks was in charge of various financial aspects of Republic Industries/Republic Services Group. From 1999 to 2001, Mr. Fairbanks was also vice president in the finance department of PrintSource U.S.A., a commercial printing consolidation company. Mr. Fairbanks received a B.S. in Finance from Florida Atlantic University in 1996. Mr. Fairbanks’ term of office as a director will expire at the first annual meeting of the Corporation following the Merger.

Don K. Rice currently serves as a member of the Corporation’s board of directors and prior to the closing of the Acquisition, had been a member of the board of directors of Millstream Acquisition Corporation since its inception.  Mr. Rice a co-founder and the managing partner of Rice Sangalis Toole & Wilson, a privately held firm that invests primarily in the subordinated debt of middle market companies located throughout the United States.  Prior to forming Rice, Sangalis Toole & Wilson, Mr. Rice was president and chief executive officer of First Texas Merchant Banking Group, a firm that specialized in providing subordinated debt financing.  Previously, Mr. Rice was a vice president of PruCapital, Inc., an investment subsidiary of The Prudential Insurance Company of America.  Mr. Rice received a B.B.A. and M.B.A. from the University of Texas.  Mr. Rice’s term of office as a director will expire at the second annual meeting of the Corporation following the Merger. Mr. Rice will be a member of the Corporation’s audit committee.

Elliot F. Hahn, Ph.D. is the chairman emeritus of Andrx Corp. Since 1988, Dr. Hahn has been an adjunct associate professor at the University of Miami, School of Medicine. Dr. Hahn served as vice president of scientific affairs of IVAX Corporation from June 1990 until February 1993, where he was involved in the evaluation and international licensing of product opportunities and was responsible for maintaining the intellectual property of IVAX. He served as president of Andrx Corporation from February 1993 until March 2003, as the chairman of the board of directors from June 2002 until March 2003 and as chief executive officer from October 2001 until June 2002. Dr. Hahn serves as a director of Andrx Corp., a public company, and as a director of a number of privately-held pharmaceutical companies. He holds a B.S. from City College of New York and a Ph.D. in chemistry from Cornell University. Dr. Hahn’s term of office as a director of the Corporation will expire at the third annual meeting of the Corporation following the Merger. Dr. Hahn will be a member of the Corporation’s audit committee.

Richard R. Howard is a retired vice chairman of Genesis Healthcare Ventures, now NeighborCare, Inc. At Genesis, Mr. Howard was responsible for Genesis ElderCare’s five regional operations plus clinical practice, real estate and property management. Prior to becoming vice chairman in 1998, Mr. Howard served as president and chief operating officer. He joined Genesis in 1985 as vice president of development. Mr. Howard’s experience also includes over ten years in the banking industry. Mr. Howard is a graduate of the Wharton School, University of Pennsylvania, where he received a Bachelor of Science degree in Economics in 1971. Mr. Howard’s term of office as a director of the Corporation will expire at the second annual meeting of the Corporation following the Merger. Mr. Howard will be a member of the Corporation’s audit committee.

George E. Raymond is a private investor and, since 1989, President of Buckland Corporation, a private consulting company in the information technology industry. He founded Automatic Business Centers, Inc. (“ABC”), a payroll processing company in 1972 and sold the company to CIGNA Corporation (“CIGNA”) in 1983. Mr. Raymond and other members of ABC’s management repurchased ABC in 1986 from CIGNA and sold ABC to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director of the following public companies; Analytical Graphics, Inc., BMC Software, Inc., Concord EFS, Inc., DocuCorp International, Inc., Emtec, Inc., Heartland Payment Systems and Emtec, Inc. Mr. Raymond received a BBA in accounting from the University of Massachusetts in 1959 and was licensed as a public accountant in 1965. He is qualified as a financial expert under the Sarbanes-Oxley Act. Mr. Raymond’s term of office as a director will expire at the second annual meeting of the Corporation following the Merger. Mr. Raymond will be a member of the Corporation’s audit committee.

Gary D. Small, D.P.M. is a practitioner and teacher of podiatric medicine. Dr. Small was named the director of podiatric medical education at Larkin Community Hospital in 1998 and continues to serve in that capacity. He has been a member of the clinical faculty of the Barry University School of Podiatric Medicine since 1995. Dr. Small, an active member of the Dade County Podiatric Medical Association, has served as that organization’s president, vice president, treasurer and secretary. Dr. Small received a B.S. in zoology from the University of Florida and a P.A. from the Barry University School of Podiatric Medicine. He is certified in podiatric medicine and is a diplomate of the American Board of Podiatric Surgery. Dr. Small’s term of office as a director of the Corporation will expire at the first annual meeting of the Corporation following the Merger.

Raymond N. Steinman is currently vice president of Music and Live Entertainment for Five Star Productions, one of the country’s largest independent TV, film and special event companies. Prior to holding this position, Mr. Steinman was a vice president with Clear Results Productions, a subsidiary of Clear Channel Communications Worldwide, from 1998 until 2004. Mr. Steinman received a B.S. in engineering from the University of South Florida in 1987. Mr. Steinman’s term of office as a director of the Corporation will expire at the third annual meeting of the Corporation following the Merger.

Michael D. Tabris is a retired public relations counselor and practitioner with over 40 years of experience focused primarily on corporate communications. Throughout his career he has focused on a wide variety of high profile, sensitive and controversial issues. He has managed the PR functions of several Fortune 100 companies, including serving in vice presidential and corporate officer capacities. From 1961 to 1968, Mr. Tabris served as manager of external communications for United Parcel Service. From 1968 to 1979, he served as director of public relations & customer communication for Celanese Fibers Marketing Company. From 1979 to 1985, he served as corporate director of communications & government affairs at Occidental Chemical Corporation. From 1985 to 1987 he was corporate director of public affairs for Phillip Morris Companies, Inc. From 1987 to 1989 he was vice president of corporate affairs of Mack Truck. From 1990 to 1991, Mr. Tabris was vice president of public affairs for Greater Cleveland Hospital Association. From 1992 to 2003, Mr. Tabris was public relations consultant. Michael D. Tabris received a B.S. in journalism, public relations and marketing from New York University and continues to serve as a member of the Public Relations Society of America. Mr. Tabris’s term of office as a director of the Corporation will expire at the first annual meeting of the Corporation following the Merger.

Each officer appointed concurrently with the closing of the Acquisition will serve as an officer of the Corporation until his successor has been elected and qualified, or until his earlier resignation, death or removal by the board of directors by an affirmative vote of not less than a majority of its members at the time.  Unless the board of directors determines otherwise, officers will be elected at the annual meeting of the board of directors.

Additional Information Regarding Newly Elected Directors of the Corporation

The following directors of the Corporation are also directors of the reporting companies set forth opposite their respective names:

Name	Reporting Company
Arthur Spector	Docucorp International Metallurg Holdings, Inc. Metallurg, Inc.

Elliot F. Hahn, Ph.D.	Andrx Corp. Able Laboratories, Inc.

George F. Raymond	BMC Software Inc. Docucorp International Emtec Inc. Heartland Payment Systems Analytical Graphics Inc.

Board of Directors Committees

Audit Committee

The audit committee of the Corporation appoints, retains, sets compensation of, and supervises the Corporation’s independent accountants, reviews the results and scope of the audit and other accounting related services and reviews the Corporation’s accounting practices and systems of internal accounting and disclosure controls.  The Corporation’s audit committee currently consists of Dr. Hahn, Mr. Howard, Mr. Raymond, and

Mr. Rice.  Following the closing of the Acquisition, the Corporation’s audit committee will adopt a charter that will govern its responsibilities and actions.

Audit Committee Financial Expert

The Corporation has not designated an audit committee financial expert serving on its audit committee.  As its plan of operations prior to the closing of the Acquisition involved identifying a target business and completing a business combination which such business, the Corporation did not have material operations and did not experience complex accounting issues prior to the closing of the Acquisition.  Accordingly, the Corporation’s board of directors had determined that it was not necessary for it to have an audit committee financial expert at such time.  Following the closing of the Acquisition, the board of directors intends to designate an audit committee financial expert.

Code of Ethics

Prior to the closing of the Acquisition, the Corporation had not adopted a code of ethics that applied to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, since the Corporation experienced a limited number of financial transactions in its operations, all of which were approved and executed by its two executive officers.  Accordingly, the Corporation’s board of directors did not believe that it was necessary to adopt a code of ethics at such time.  As of the date of the Acquisition, the board of directors adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

“Controlled Company”

As described in Item 5.01 above, the Corporation is a “controlled company” within the rules and regulations of the Nasdaq Stock Market, the New York Stock Exchange and the American Stock Exchange. As a “controlled company”, among other things, the Corporation will only be required to have three independent directors (as opposed to a majority of independent directors if it were not a “controlled company”).

Director Compensation

The Corporation’s newly elected non-employee directors will receive varying levels of compensation based on their eligibility to be members of the Corporation’s audit and compensation committees.

Dr. Hahn, Mr. Howard, Mr. Raymond and Mr. Rice are members of the Corporation’s audit committee. For their services, they will receive: (i) a $15,000 annual retainer paid quarterly, (ii) a $1,000 attendance fee for all meetings attended in person and (iii) a $500 attendance fee for all telephonic meetings. Non-employee directors will also receive stock options in the following manner: (i) 30,000 stock options (25% vesting immediately with an additional 25% vesting annually for the following three years) and (ii) an additional 5,000 stock options (25% vesting immediately with an additional 25% vesting annually for the following three years) in a subsequent grant.

If elected to chair the audit committee, a director will receive (i) an additional $10,000 annual retainer paid quarterly, (ii) 3,000 stock options added to the original grant and (iii) 2,000 stock options added to the subsequent grant. The chair of the compensation committee will receive (i) an additional $5,000 annual retainer paid quarterly, (ii) 1,500 stock options added to the original grant and (iii) 1,000 stock options added to the subsequent grants. All other committee members will receive 1,500 stock options added to each subsequent grant.

Dr. Small, Mr. Steinman and Mr. Tabris will not be members of any committees of the board of directors and, as members of the board of directors, will receive: (i) a $3,750 annual retainer paid quarterly, (ii) a $500 attendance fee for all meetings attended in person, (iii) a $250 attendance fee for all telephonic meetings and (iv) 5,000 stock options (100% vesting immediately).

Mr. Spector’s compensation for his services as the non-executive chairman of the board of directors of the Corporation has not yet been established.  Once his compensation is set, it will be made retroactive to the date of the closing of the Acquisition.

Executive Compensation

On March 9, 2004, each of Dr. Parker and Messrs. Gregg and Stone entered into employment agreements with the Corporation. The following description of the employment agreements describes the material terms of the employment agreements but does not purport to describe all the terms of the employment agreements. A copy of the form of employment agreement for each of Dr. Parker and Messrs. Gregg and Stone is filed as Exhibit 5.02(d), 5.02(e) and 5.02(f), respectively.

Scope of Employment

The employment agreements provide that Dr. Parker will be employed as the chief executive officer, Mr. Gregg as the chief operating officer and Mr. Stone as the president of the Corporation. Each of Dr. Parker and Messrs. Gregg and Stone is sometimes referred to as the executive. Other than these differences in offices, the employment agreements are substantially identical.

Compensation

Each executive:

•      is entitled to a minimum base salary of $500,000 per annum, for a term of 5 years;

•      is eligible for an annual bonus based on achievement goals established by the Corporation (any bonus up to $500,000 requires the approval of Mr. Spector and another specified executive, while any bonus resulting in total compensation in excess of $1,000,000 requires approval of the independent directors who are members of the compensation committee); and

•      is eligible for additional incentive compensation, including bonuses, stock options and restricted stock upon achievement of specified financial goals, as determined by the independent directors on the compensation committee acting in their discretion.

Fringe Benefits, Reimbursement of Expenses

Each executive is entitled, among other things, to:

•      medical and disability insurance from the Corporation in accordance with the Corporation’s policies, except that, if the employment agreement is terminated by the executive for good reason or disability, or by the Corporation other than for cause, coverage is continued for the period during which the executive is eligible to receive benefits under COBRA; and

•      up to $10,000 per year toward premiums for life or disability insurance, as directed by the executive.

Termination Benefits

If the agreement is terminated by the Corporation for cause, or by the executive other than for good reason or upon the executive’s death, the Corporation shall pay the executive the amount of accrued base salary and any bonus earned but not paid.

If the agreement is terminated by the Corporation for reasons other than cause or by the executive for good reason or disability, then the executive is entitled to:

•      an amount equal to base salary for twenty-four months;

•      in the event of the executive’s disability, medical insurance during the period the executive’s spouse or the executive is eligible to receive benefits under COBRA;

•      immediately vest all stock options or restricted stock previously granted to the executive; and

•      require the Corporation to purchase from the executive up to $3,000,000 worth of shares of the Corporation’s common stock. In lieu of a cash payment, the Corporation may arrange the sale of the shares to a third party or register the resale of the shares, in which case the executive shall receive at least $3,000,000. If the Corporation decides to purchase the shares from the executive and one or both of the other executives exercises its put rights at the same time then the Corporation may pay the funds to the executives over two or three years, as appropriate, in equal amounts pro-rata among the executives.

Cause means:

•      the executive’s willful commission of acts of dishonesty in his position;

•      the executive’s willful failure or refusal to perform the essential duties of his position;

•      the conviction of the executive of a felony; or

•      the engagement by the executive in illegal conduct.

Good reason means:

•      the assignment to executive of duties materially inconsistent with his office or a material change in the nature or scope of executive’s authority;

•      conduct on the part of the Corporation or its representatives intended to force the resignation of the executive;

•      a material breach by the Corporation of the employment agreement, and failure to cure the same within 30 days of receiving notice of the breach; or

•      after a change of control of the Corporation, requiring executive to be principally based at any office more than 45 miles from the current office.

Certain Relationships and Transactions

The Corporation

Prior to August 13, 2004 and the Corporation’s initial public offering, the Corporation issued 360,000 shares of common stock to Arthur Spector, the Corporation’s chairman of the board, at a purchase price of approximately $.06944 per share. These shares will be held in escrow until August 2006. The Corporation also issued a total of 200,000 shares of common stock to the Spector Family Trust and Mr. Rice at a purchase price of $0.0001 per share as set forth below:

Name	Number of Shares	Relationship to the Corporation
Spector Family Trust	180,000	Stockholder
Don K. Rice	20,000	Director

The holders of the majority of these shares are entitled to make up to two demands that the Corporation register these shares pursuant to a registration rights agreement dated August 25, 2003. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The Corporation will bear the expenses incurred in connection with the filing of any such registration statements.

400 Building LLC, an affiliate of Arthur Spector, the Corporation’s chairman of the board, has agreed that commencing September 1, 2003 and ending upon the consummation of the Merger, it will make available to the Corporation a small amount of office space and certain office and secretarial services, as the Corporation may require from time to time. The Corporation has agreed to pay 400 Building LLC $7,500 per month for these services. Mr. Spector is the sole member and sole manager of 400 Building LLC. As of August 31, 2004 the Corporation has paid 400 Building LLC $90,000.

Mr. Spector made advances aggregating $35,000 to the Corporation to cover expenses related to the initial public offering of the Corporation. The loan was payable without interest on the earlier of May 1, 2004 or the consummation of the initial public offering. The loan was repaid in September 2003 from the proceeds of the initial public offering.

The Corporation has and will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by the Corporation, which will be reviewed only by its board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to the Corporation’s officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of the Corporation stockholders existing prior to its initial public offering, officers or directors who owned the Corporation’s common stock prior to the initial public offering, or to any of their respective affiliates for services rendered to the Corporation prior to or with respect to the Merger.

All ongoing and future transactions between the Corporation and any of its officers and directors or their respective affiliates, will be on terms believed by the Corporation to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of the Corporation’s board who do not have an interest in the transaction.

NationsHealth

On September 23, 2003, in connection with a loan advanced to NationsHealth by Lewis Stone, NationsHealth issued a promissory note in favor of Lewis Stone in the principal amount of $84,952. The promissory note bears an interest rate of 12% per annum.  As of the date of the closing of the Acquisition, all interest and principal due in connection with this loan was repaid.

On February 26, 2004, in connection with a loan advanced to NationsHealth by GRH, NationsHealth issued a promissory note in favor of GRH in the principal amount of $1,258,372. The promissory note bears an interest rate of 12% per annum.  As of the date of the closing of the Acquisition, all interest and principal due in connection with this loan was repaid.

In connection with the operations of NationsHealth, NationsHealth established a line of credit between NationsHealth, US Pharmaceutical Group and Mellon United National Bank pursuant to an agreement dated October 3, 2002, and amended on January 27, 2004 in the principal amount of $500,000. Interest on the line of credit was payable monthly at a rate of prime plus 1%. This secured line of credit was to expire on August 5, 2005 however, on April 30, 2004, NationsHealth repaid in full all outstanding principal plus all accrued interest as of the same date. The entire principal amount of $500,000 was personally guaranteed proportionally by each of Glenn M. Parker, M.D., Robert Gregg and Lewis Stone.

In connection with the operations of NationsHealth, NationsHealth established a line of credit between NationsHealth and Mellon United National Bank pursuant to an agreement dated February 11, 2004 in the principal amount of $1,000,000 for purposes of a bridge loan. Interest on the bridge loan was payable monthly at bank’s prime rate plus 2%. The maturity date for this loan was May 14, 2004 however, on April 30, 2004, NationsHealth repaid in full all outstanding principal plus all accrued interest as of the same date. Thirty-seven and one half percent of the entire principal amount of $1,000,000 was guaranteed by each of Glenn M. Parker and Robin S. Parker, Robert Gregg and Pamela Gregg, and Lewis P. Stone.

In connection with the operations of NationsHealth, NationsHealth established a line of credit between NationsHealth and CapitalSource Finance LLC pursuant to an agreement dated April 30, 2004, which was subsequently amended on June 29, 2004 and August 10, 2004.  Each of Glenn M. Parker, Robert Gregg and Lewis P. Stone pledged guarantees limited to $312,500, which guarantees were released concurrently with the Acquisition.

An affiliate of NationsHealth and an affiliate of US Pharmaceutical Group, NationsHealth Supply L.L.C., is the entity that entered into two separate agreements with Liberty Property Limited for purposes of leasing the premises used in the operations of NationsHealth. The first lease agreement dated December 23, 2002 and amended February 5, 2004 was entered into in connection with the premises located at 13650 N.W. 8th Street, Sunrise, Florida 33325. The second lease agreement dated February 9, 2004 was entered into in connection with the premises located at 13630 N.W. 8th Street, Sunrise, Florida 33325. Each of these lease agreements was later assigned to US Pharmaceutical Group, effective February 19, 2004.

Other Related Transactions in Connection with the Merger Agreement

RGGPLS, the former holder of the majority of the outstanding membership interests in NationsHealth, is a corporation that is jointly controlled by Robert Gregg, Glenn M. Parker, M.D., and Lewis Stone.  As a result of holding such equity interest in RGGPLS, Mssrs. Gregg and Stone and Dr. Parker have an indirect interest in the transactions contemplated by the Merger Agreement.  Under the Merger Agreement, RGGPLS was paid the portion of the Merger Consideration specified in Item 2.01 above.  As a result of holding such equity interest in RGGPLS, Mssrs. Gregg and Stone and Dr. Parker also have an indirect interest in the transactions contemplated by the governance agreement, stockholders agreement, the registration rights agreement, and indemnification and escrow agreement described below.

Governance Agreement

On March 9, 2004, the Corporation, Mr. Spector, and RGGPLS, the former holder of the majority of the outstanding membership interests in NationsHealth, signed a governance agreement, which was amended and restated on August 10, 2004.  The following description of the governance agreement, as amended and restated, describes the material terms of the governance agreement, as amended and restated, but does not purport to describe all the terms of the governance agreement.

Composition of Board

The board of directors of the Corporation will initially be comprised of eleven directors, with nine designated by RGGPLS and two designated by Arthur Spector. If the size of the board of directors is increased or decreased, the number of RGGPLS nominees and Mr. Spector nominees that RGGPLS or Mr. Spector respectively, is entitled to include in the Corporation’s proxy statement will increase or decrease proportionately. However, Mr. Spector’s directors shall not represent greater than 20% of the entire board of directors as increased or decreased.

RGGPLS and Mr. Spector have agreed that prior to the later to occur of the date on which Mr. Spector owns less than 1% of the Corporation’s issued and outstanding common stock and August 25, 2006, Mr. Spector shall have the right to include at least one nominee in the Corporation’s proxy statement.

Corporation’s Proxy Statement

With respect to each meeting for the election of directors, RGGPLS and Mr. Spector shall have the right to include in the Corporation’s proxy statement the following nominees:

Rights of RGGPLS

•      if RGGPLS owns at least 20% of the issued and outstanding shares of the Corporation’s common stock, then RGGPLS will have the right to appoint three nominees for each class that is standing for election to the board of directors.

•        Prior to a triggering event, one RGGPLS nominee in each of Class I, Class II and Class III must be an independent director;

•        After a triggering event, two RGGPLS nominees must be independent directors in each of Class I and Class III and one RGGPLS nominee must be an independent director for Class II. However, after a Spector termination event, only one RGGPLS nominee for Class I must be an independent director;

•      if RGGPLS owns less than 20% and more than 5% of the issued and outstanding shares of the Corporation’s common stock, then RGGPLS will have the right to appoint one nominee in each of Class I and Class II and two nominees in Class III, none of whom are required to be independent directors; and

•      if RGGPLS owns less than 5% of the issued and outstanding shares of the Corporation’s common stock, then RGGPLS will have the right to appoint one nominee in each of Class I, Class II and Class III, none of whom are required to be independent directors.

Rights of Mr. Spector

•      if Mr. Spector owns at least 1% of the issued and outstanding shares of the Corporation’s common stock, then Mr. Spector will have the right to appoint one nominee for each of Class II and III, but no nominees in Class I.

•        Prior to a triggering event, these nominees are not required to be independent directors;

•        but after a triggering event Mr. Spector’s nominee in Class II must be an independent director.

•      if, Mr. Spector owns less than 1% of the issued and outstanding shares of the Corporation’s common stock prior to August 25, 2006, then Mr. Spector will have the right to appoint one nominee in Class III, but no nominees in Class I or Class II. After August 25, 2006, Mr. Spector will have no right appoint any nominees to the board of directors.

•      Arthur Spector will be the non-executive chairman of the board until a Spector termination event.

A triggering event occurs when:

•      if the Corporation’s common stock is listed or quoted on Nasdaq, the American Stock Exchange or any other national securities exchange, and the Corporation fails to be controlled by a person or group owning at least 50% of the combined voting power of the Corporation or otherwise fails to constitute a “controlled company” for purposes of the rules and regulations of the applicable exchange.

A Spector termination event occurs on the later of the date:

•      Mr. Spector owns less than 1% of the Corporation’s outstanding common stock; or

•      August 25, 2006.

Resignation of Non-Independent Directors Upon Occurrence of a Triggering Event

If a triggering event occurs:

•      RGGPLS shall cause two of its nominated directors who are not independent directors to resign as promptly as practicable and shall designate two independent directors to fill the positions; and

•      Spector shall cause his nominated director to resign and shall designate one independent director to fill the position.

Solicitation of Proxies and Voting

The Corporation is required to use reasonable best efforts to solicit from the stockholders eligible to vote for the election of directors proxies in favor of the nominees indicated by RGGPLS and Mr. Spector.

Each of RGGPLS and Mr. Spector agrees that, at any annual or special meeting of the stockholders, or any action by written consent, each will vote its respective shares:

•      in the favor of the RGGPLS and Spector nominees included within the Corporation’s proxy statement; and

•      against the election of any person nominated in opposition to the RGGPLS and Spector nominees or the removal of the RGGPLS and Spector nominees.

Officers of the Corporation

The governance agreement provides that after the consummation of the Merger the board of directors will appoint the following executive officers:

•      Glenn M. Parker, M.D., as Chief Executive Officer,

•      Robert Gregg, as Chief Operating Officer,

•      Lewis Stone, as President and Chief Information Officer, and

•      Timothy Fairbanks, as Chief Financial Officer.

Termination

The governance agreement terminates:

•      with respect to RGGPLS at the later of:

•        the date when RGGPLS owns less that 1% of the Corporation’s outstanding common stock; or

•        August 25, 2006

•      with respect to Spector:

•        upon the occurrence of a Spector termination event;

•        whenever RGGPLS delivers notice stating that it terminates the agreement; and

•        if not terminated earlier, then upon the sixth anniversary of the date of the governance agreement.

A copy of the governance agreement is filed as Exhibit 5.02(a) to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders Agreement

On March 9, 2004, the Corporation, and RGGPLS and GRH, former members of NationsHealth, executed a stockholders agreement that was amended on June 2, 2004. The following description of the stockholders agreement, as amended, describes the material terms of the stockholders agreement, as amended, but does not purport to describe all the terms of the stockholders agreement, as amended.

Agreement to Vote

At all stockholders meetings held by, or action by written consent of, the Corporation after the Merger, GRH will vote the covered shares:

in favor of:

•      all of the RGGPLS nominees if directors are to be elected at the stockholders meeting;

•      any matter submitted for approval by RGGPLS; and/or

•      any other matter as directed by RGGPLS; and

against:

•      the election of any person or persons nominated in opposition to the RGGPLS nominees (if directors are to be elected at the stockholders meeting);

•      any matter brought before the stockholders meeting to be acted upon by the stockholders of the Corporation that is in opposition to matter submitted for approval by RGGPLS; and/or

•      any other matter as directed by RGGPLS.

The covered shares are:

•      the shares of the Corporation’s common stock issued to GRH upon conversion of GRH’s class B member interests in NationsHealth upon consummation of the Merger; and

•      2,400,000 shares out of the shares of the Corporation’s common stock issued to GRH upon conversion of GRH’s preferred member interests in NationsHealth upon consummation of the Merger.

Irrevocable Proxy

GRH has irrevocably appointed RGGPLS as GRH’s proxy and attorney. The proxy will have full power of substitution to vote and act in the event that GRH fails at any time to vote or act by written consent with respect to any of its shares as agreed in the stockholders agreement, as amended.

Restrictions on Transfer

GRH has agreed that, without the prior written consent of RGGPLS, it will not, at any time after the date of the stockholders agreement, as amended, and prior to March 8, 2010, sell, dispose of, or grant any option or enter into any swap or other arrangement with respect to, the covered shares until GRH has sold to a non-affiliated third party all of the shares of the Corporation’s common stock that do not constitute covered shares for purposes of the stockholders agreement.

Tag-along Rights

If either RGGPLS or GRH intends to sell all or part of its securities of the Corporation, the other will have the right to sell the same portion of the same securities on the same terms to the same buyer or to another financially reputable buyer.

A copy of the stockholders agreement is filed as Exhibit 5.02(b) to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On March 9, 2004, the Corporation, and RGGPLS, GRH, and BD, being all of the former members of NationsHealth, entered into a registration rights agreement that was amended on June 2, 2004. The following description of the registration rights agreement, as amended, describes the material terms of the registration rights agreement, as amended, but does not purport to describe all the terms of the registration rights agreement, as amended.

The Corporation has agreed to grant registration rights to RGGPLS, GRH and BD with respect to the securities of the Corporation issued to them upon completion of the Merger.

Demand Registration Rights

RGGPLS may require up to four occasions, and GRH may require one occasion, that the Corporation register the shares of common stock held by it issued in the Merger.

•      The securities covered by the registration must have an aggregate price to the public of at least $1,000,000; and

•      The Corporation is not required to effect any registration within three months after the effective date of a proxy statement relating to any underwritten offering of common stock, including any such offering effected pursuant to the registration rights agreement, as amended.

Piggy-back Registration Rights

If at any time after the Merger, the Corporation proposes to file a registration statement under the Securities Act of 1933 with respect to an offering of equity securities, either for its own account or the account of other stockholders, then RGGPLS, GRH and BD will have the right to include their shares in the registration statement, subject to specific limitations set forth in the registration rights agreement, as amended.

Form S-3 Registration Rights

Each of RGGPLS, GRH and BD have the right, to require on an unlimited number of occasions, that the Corporation register their shares on a “Form S-3” or other short-form registration statement that may be available. In addition to other limitations set forth in the registration rights agreement, as amended, the aggregate offering to the public must be at least $500,000.

Lock-up

RGGPLS, GRH and BD have agreed,

•      until the expiration of a 180-day period following the consummation of the Merger, not to sell or otherwise dispose of the shares of the Corporation’s common stock received by them in the Merger (these shares of common stock are referred to as the merger securities in the immediately following paragraph); and

•      in each of the next three succeeding 180-day periods each of them may, at any time during the 180-day period, sell up to 25% its merger securities; and

This restriction on transfer terminates on the second anniversary of the effective date of the Merger.

A copy of the registration rights agreement is filed as Exhibit 5.02(c) to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification and Escrow Agreement

As contemplated by the Merger Agreement, on August 30, 2004, the Corporation, RGGPLS, Arthur Spector and Continental Stock Transfer & Trust Company, as escrow agent, entered into an indemnification and escrow agreement. The following description of the indemnification and escrow agreement describes the material terms of the indemnification and escrow agreement, but does not purport to describe all the terms of the agreement.

Creation of Escrow

At the closing of the Acquisition, $2,000,000 of the funds held in the trust account of the Corporation prior to such closing was not released to the Corporation, but was instead transferred to the escrow agent.

Release of Escrowed Funds

In the event of a breach by NationsHealth of any representations or warranties contained in the Merger Agreement or any of its covenants requiring performance prior to completion of the Merger, and subject to specific limitations contained in the indemnification and escrow agreement, the escrow agent will pay to the Corporation’s stockholders on the record date of the special meeting and who did not exercise their conversion rights an amount equal to the losses resulting from NationsHealth’s breach. The indemnification and escrow agreement provides that:

•                                          no escrowed funds shall be paid until amount of losses exceeds $250,000 on a cumulative basis;

•                                          any individual loss must exceed $1,000 to be included in the calculation of cumulative losses; and

•                                          the maximum amount that may be paid out of the escrow account is $2,000,000 in the aggregate.

Exclusive Remedy

The escrowed funds represent the exclusive remedy of the Corporation’s stockholders for losses incurred in connection with the breach by NationsHealth of any of its representations and warranties or its covenants requiring performance prior to the Merger contained in the Merger Agreement.

Survival Period

For the purpose of the indemnification and escrow agreement, the representations and warranties and covenants requiring performance prior to the Merger contained in the Merger Agreement will survive the Merger and remain in force for one year. Any claim must be made prior to the one-year period in order for the escrowed funds to be paid with respect to any losses.

The indemnification and escrow agreement is filed as Exhibit 5.02(g) to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

As described in Item 3.03 above, concurrently with the closing of the Acquisition, the Corporation adopted the Restated Bylaws and filed with the Secretary of State of Delaware the Restated Certificate, which was adopted by vote of the stockholders of the Corporation at a special meeting held on August 30, 2004.  The form of the Restated Certificate and the form of the Restated Bylaws were included as Annex G and Annex H, respectively, to the Definitive Proxy Statement.

A comparison of the provisions of the Restated By-laws and the Restated Certificate with the previous provisions is included in the section entitled “Comparison of Stockholder Rights” on pages 130-138 of the Definitive Proxy Statement, which section is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01(a)  Financial statements of NationsHealth Holdings, L.L.C.

The financial statements required to be filed by Item 9.01(a) are not included with this Current Report on Form 8-K.  To the extent such information is required by this Item, they will be filed as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Item 9.01(b)  Unaudited pro forma condensed combined financial statements for NationsHealth, Inc. and NationsHealth Holdings, L.L.C

The pro forma financial statements required to be filed by Item 9.01(b) are not included with this Current Report on Form 8-K.  To the extent such information is required by this Item, they will be filed as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Item 9.01(c) Exhibits

2.01	Amended and Restated Agreement and Plan of Merger, dated as of August 10, 2004, among Millstream Acquisition Corporation, N Merger L.L.C., and NationsHealth Holdings, L.L.C.

3.03(a)	Second Restated Certificate of Incorporation of NationsHealth, Inc.

3.03(b)	Amended and Restated By-laws of NationsHealth, Inc.

5.02(a)	Amended and Restated Governance Agreement, dated as of August 10, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., and Arthur Spector

5.02(b)	Stockholders Agreement, dated as of March 9, 2004, as amended on June 2, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., and GRH Holdings, LLC

5.02(c)

Registration Rights Agreement, dated as of March 9, 2004, as amended on June 2, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., GRH Holdings, LLC, and Becton, Dickinson and Company

5.02(d)	Employment Agreement, dated as of March 9, 2004, by and between Millstream Acquisition Corporation and Glenn M. Parker, M.D.

5.02(e)	Employment Agreement, dated as of March 9, 2004, by and between Millstream Acquisition Corporation and Robert Gregg

5.02(f)	Employment Agreement, dated as of March 9, 2004, by and between Millstream Acquisition Corporation and Lewis Stone

5.02(g)	Indemnification and Escrow Agreement, dated as of August 30, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., Arthur Spector, and Continental Stock Transfer & Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2004

NATIONSHEALTH, INC.

	By:	/s/ Glenn M. Parker, M.D.
Glenn M. Parker, M.D.
Chief Executive Officer

INDEX TO EXHIBITS

Number	Exhibit

2.01	Amended and Restated Agreement and Plan of Merger, dated as of August 10, 2004, among Millstream Acquisition Corporation, N Merger L.L.C., and NationsHealth Holdings, L.L.C.

3.03(a)	Second Restated Certificate of Incorporation of NationsHealth, Inc.

3.03(b)	Amended and Restated By-laws of NationsHealth, Inc.

5.02(a)	Amended and Restated Governance Agreement, dated as of August 10, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., and Arthur Spector

5.02(b)	Stockholders Agreement, dated as of March 9, 2004, as amended on June 2, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., and GRH Holdings, LLC

5.02(c)

Registration Rights Agreement, dated as of March 9, 2004, as amended on June 2, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., and GRH Holdings, LLC, and Becton, Dickinson and Company

5.02(d)	Employment Agreement, dated as of March 9, 2004, by and between Millstream Acquisition Corporation and Glenn M. Parker, M.D.

5.02(e)	Employment Agreement, dated as of March 9, 2004, by and between Millstream Acquisition Corporation and Robert Gregg

5.02(f)	Employment Agreement, dated as of March 9, 2004, by and between Millstream Acquisition Corporation and Lewis Stone

5.02(g)	Indemnification and Escrow Agreement, dated as of August 30, 2004, among Millstream Acquisition Corporation, RGGPLS Holding, Inc., Arthur Spector, and Continental Stock Transfer & Trust Company